Exhibit 10.17
FORM OF NONQUALIFIED STOCK OPTION AGREEMENT
          THIS AGREEMENT (the “Agreement”), is made effective as of the ___day of___, ___, (hereinafter called the “Date of Grant”), between Chart Industries, Inc., a Delaware corporation (hereinafter called the “Company”), and ___ (hereinafter called the “Participant”):
RECITALS:
          WHEREAS, the Company has adopted the Chart Industries, Inc. 2005 Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
          WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
          1. Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ___Shares, ___of which shall vest over a period of time in accordance with Section 2(a) below (the “Time Option”) and ___of which shall vest provided certain performance targets are met in accordance with Section 2(b) below (the “Performance Option”) (the Time Option and Performance Option are collectively referred to as the “Option”), subject to adjustment as set forth in Section 9 of the Plan. The purchase price of the Shares subject to the Option shall be $           per Share (the “Option Price”), subject to adjustment as set forth in Section 9 of the Plan. The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Code.
          2. Vesting.
          (a) Subject to the Participant’s continued Employment, the Time Option shall vest and become exercisable with respect to twenty percent (20%) of the Shares initially covered by the Time Option on each of the first, second, third, fourth and fifth anniversaries of the Date of Grant.
          (b) Subject to the Participant’s continued Employment, the Performance Option shall vest and become exercisable with respect to a percentage of the Shares initially covered by the Performance Option, as set forth on Exhibit A, based upon the “Fund X Net Return”. “Fund X Net Return” shall mean, the quotient obtained by dividing (x) the aggregate amount received by First Reserve Fund X, L.P. (“Fund X”) in cash (and/or in kind based upon the fair market value, as determined by the Board in good faith, of securities or other property received by Fund X) in respect of its investment in the Company (including in the form of dividends or other distributions to shareholders or sale proceeds received in connection with any third party sale of all or any portion of its investment in the Company) by (y) the aggregate amount of the investment by Fund X in the Company (the “Fund X Investment”).
          (c) In the event of a Change in Control, the Time Option shall, to the extent not then vested and not previously canceled, immediately become fully vested and exercisable.
          (d) Subject to the Participant’s continued Employment, notwithstanding anything herein to the contrary, in the event Fund X sells one hundred percent (100%) of its interest in the Company to a third party prior to October 17, 2008, and as a result of such sale, the Fund X Net Return is less than 2.50 times the Fund X Investment, but Fund X realizes an internal rate of return, calculated in accordance with the methodology ordinarily and customarily used by Fund X for purposes of reporting internal rate of return information to partners of Fund X, as determined by the Board in good faith, of greater than thirty percent (30%), the Performance Option shall, to the extent not then vested and not previously canceled, become vested and exercisable as to forty-five percent (45%) of the Shares initially covered by the Performance Option.
          At any time, the portion of the Option which has become vested and exercisable as described above (or pursuant to Section 3 below) is hereinafter referred to as the “Vested Portion,” and the portion of the Option which is then unvested is hereinafter referred to as the “Unvested Portion.” Unvested Performance Options, to the extent still outstanding, shall terminate upon the last transaction to occur when Fund X no longer has an equity investment in the Company.
          3. Termination of Employment.
          (a) If the Participant’s Employment is terminated for any reason, except as set forth in this Section 3, the Unvested Portion of the Option shall be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 4(a).
          (b) Notwithstanding any other provisions of this Agreement to the contrary,
               (i) With respect to Time Options, in the event of a termination of the Participant’s Employment due to death or Disability, the Participant shall be deemed vested in any Time Options that would otherwise have vested in the calendar year in which such termination of Employment occurs; and
               (ii) With respect to Performance Options, in the event of a termination of the Participant’s Employment (x) due to death or Disability, (y) by the Company without Cause or (z) by the Participant with Good Reason, the Company shall determine whether and to what extent the Performance Option would have vested as of the date of such termination of Employment based upon the Fund X Net Return net of all expenses, taxes incurred by the Company or a Subsidiary and payment of management options and based upon the fair market value of the Company, as determined in good faith by the Board, in its sole discretion, assuming a hypothetical liquidation of the Company or the sale of the Company to a third party; provided, however, that if the Participant disagrees with the Board’s determination, the Participant may require the Company to retain an independent investment banker to determine the fair market value of the Company. The Company will bear the cost of such appraisal, unless the appraised fair market value of the Company is 110% or less of the Board’s determination of the fair market value of the Company, in which case the Participant will bear the cost of such appraisal. Any portion of the Performance Option that the Company determines would have so vested shall be deemed vested and the remaining Unvested Portion of the Performance Option shall be forfeited.
          4. Exercise of Option.
          (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:
               (i) the tenth anniversary of the Date of Grant;
               (ii) one year following the date of the Participant’s termination of Employment due to death or Disability;
               (iii) ninety (90) days following the date of the Participant’s termination of Employment by the Company without “Cause” or by the Participant with “Good Reason”;
               (iv) thirty (30) days following the date of the Participant’s termination of Employment by the Participant without “Good Reason”; and
               (v) the date of the Participant’s termination of Employment by the Company for “Cause.”
          For purposes of this agreement:
          “Cause” shall mean (i) the Participant’s willful failure to perform duties which, if curable, is not cured promptly, or in any event within ten (10) days, following the first written notice of such failure from the Company, (ii) the Participant’s commission of, or plea of guilty or no contest to a (x) felony or (y) crime involving moral turpitude, (iii) willful malfeasance or misconduct by the Participant which is demonstrably injurious to the Company or its subsidiaries or affiliates, (iv) material breach by the Participant of any non-competition, non-solicitation or confidentiality covenants, (v) commission by the Participant of any act of gross negligence, corporate waste, disloyalty or unfaithfulness to the Company which adversely affects the business of the Company or its subsidiaries or affiliates, or (vi) any other act or course of conduct by the Participant which will demonstrably have a material adverse effect on the Company, a subsidiary or affiliate’s business; and
          “Good Reason” shall mean, without the Participant’s consent, (i) a substantial diminution in the Participant’s position or duties; material adverse change in reporting lines, or assignment of duties materially inconsistent with his position, (ii) any reduction in the Participant’s base salary and/or material reduction in employee benefits in the aggregate provided to the Participant (excluding any general salary reduction or reduction in employee benefits similarly affecting substantially all other senior executives of the Company as a result of a material adverse change in the Company’s prospects or business), in each case which is not cured within 30 days following the Company’s receipt of written notice from the Participant describing the event constituting Good Reason or (iii) upon Retirement.
          “Retirement” shall mean “retirement” at age 60 provided the Participant has completed ten (10) years of service with the Company.
          (b) Method of Exercise.
               (i) Subject to Section 4(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (w) in cash or its equivalent (e.g., by check), (x) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for more than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (y) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (z) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate option price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
               (ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
               (iii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
               (iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

               (v) As a condition to exercising the Option, the Participant shall become a party to a Stockholders’ Agreement among Chart Industries, Inc. and the Participant, in a form reasonably acceptable to the Company.
          5. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.
          6. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed or quoted or market to which the Shares are admitted for trading, and any applicable Federal, state or any other applicable laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          7. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.
          8. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Participant may elect to pay any or all such withholding taxes as provided for in Section 4 of the Plan.
          9. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
          10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company or its Affiliates for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
          11. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES OF SUCH STATE.
          12. Option Subject to Plan and Stockholders Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Stockholders Agreement. The Option is subject to the Plan and the Stockholders Agreement. The terms and provisions of the Plan and the Stockholders Agreement as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Stockholders Agreement, the applicable terms and provisions of the Plan or the Stockholders Agreement, as applicable will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Stockholders Agreement, the applicable terms and provisions of the Stockholders Agreement will govern and prevail.
          13. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Participant hereunder without the consent of the Participant.
          14. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

CHART INDUSTRIES, INC.

By:

Agreed and acknowledged as
of the date first above written:

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

CHART INDUSTRIES, INC.

By:

Agreed and acknowledged as
of the date first above written:

Exhibit A
Vesting of Performance Options

Percentage of Performances
Fund X Net Return	Option Vested
Less than 2.25 times the Fund X Investment	0%
Greater than or equal to 2.25 times the Fund X Investment, but less than 2.50 times the Fund X Investment	23%
Greater than or equal to 2.50 times the Fund X Investment, but less than 2.75 times the Fund X Investment	45%
Greater than or equal to 2.75 times the Fund X Investment, but less than 3.00 times the Fund X Investment	68%
Greater than or equal to 3.00 times the Fund X Investment, but less than 3.25 times the Fund X Investment	82%
Greater than or equal to 3.25 times the Fund X Investment, but less than 3.50 times the Fund X Investment	86%
Greater than or equal to 3.50 times the Fund X Investment, but less than 3.75 times the Fund X Investment	91%
Greater than or equal to 3.75 times the Fund X Investment, but less than 4.00 times the Fund X Investment	95%
4.00 times the Fund X Investment and greater	100%